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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-44312, 33-45651, 33-49775, 33-55851, 333-64193,
333-01723, 333-01121, 333-01121-01, 333-15079, 333-15079-01 through 04,
333-20427, 333-20427-01 through 03, 333-37315, 333-40447, 333-38633,
333-38633-01,333-47753, 333-51961, and 333-85283) and in the Registration
Statements on Form S-8, as amended, (Nos. 33-61167, 33-61181, 33-65065,
33-49267, 33-32659, 33-49419, and 33-63659) of our report dated January 12, 2000 appearing on page 57 of the J. P. Morgan & Co. Incorporated Annual Report, which is included as Exhibit 13 to this Annual Report on Form 10-K for the year ended December 31, 1999.





/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP
New York, New York
March 8, 2000